EXHIBIT 1 - Original Signature Page

      JOINT FILING AGREEMENT AMONG FRIEDMAN, BILLINGS, RAMSEY GROUP, INC.,
           ERIC F. BILLINGS, EMANUEL J. FRIEDMAN AND W. RUSSELL RAMSEY

     WHEREAS, in accordance with Rule 13d-1(k) under the Securities and Exchange Act of 1934 (the "Act"), only one joint statement and any amendments thereto need to be filed whenever one or more persons are required to file such a statement or any amendments thereto pursuant to
Section 13(d)of the Act with respect to the same securities, provided that said persons agree in writing that such statement or amendments thereto is filed on behalf of each of them;

     NOW, THEREFORE, the parties hereto agree as follows:

     FRIEDMAN, BILLINGS, RAMSEY GROUP, INC., ERIC F. BILLINGS, EMANUEL J. FRIEDMAN AND W. RUSSELL RAMSEY hereby agree, in accordance with Rule 13d-1(k) under the Act, to file a statement on Schedule 13G relating to their ownership of Common Stock of the Issuer and do hereby further agree that said statement shall be filed on behalf of each of them.

                                        FRIEDMAN, BILLINGS, RAMSEY GROUP, INC.


Dated:   September 10, 1999               By:



                                         ---------------------------------
                                         Name:  Emanuel J. Friedman
                                         Title: Chairman




Dated:   September 10, 1999
                                        ----------------------------------
                                             Eric F. Billings




Dated:   September 10, 1999
                                        ----------------------------------
                                             Emanuel J. Friedman




Dated:   September 10, 1999
                                        ----------------------------------
                                             W. Russell Ramsey